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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------

       Date of report (Date of earliest event reported): NOVEMBER 4, 1999


                             VEECO INSTRUMENTS INC.
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                  0-16244                       11-2989601
(State or Other Jurisdiction      (Commission                   (IRS Employer
      of Incorporation)           File Number)               Identification No.)


                                 TERMINAL DRIVE
                            PLAINVIEW, NEW YORK 11803
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code: (516) 349-8300


                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On November 4, 1999, Veeco Instruments Inc., a Delaware corporation (the "Company"), consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 14, 1999, among the Company, Veeco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Acquisition"), Ion Tech, Inc., a Colorado corporation ("Ion Tech"), and certain securityholders of Ion Tech (the "Ion Tech Merger Agreement"). Pursuant to the Ion Tech Merger Agreement, Acquisition merged with and into Ion Tech. In consideration, the stockholders of Ion Tech became entitled to receive an aggregate of 1,443,710 shares of common stock of the Company (the "Ion Tech Merger Consideration"). The amount of the Ion Tech Merger Consideration was determined by dividing the aggregate value of the transaction, determined to be $43 million, by the average closing price of the Company's common stock for the 20 business days ending on the third business day prior to the signing of the Ion Tech Merger Agreement.

        In addition, on November 4, 1999, the Company consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 14, 1999, among the Company, Veeco Real Estate Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Real Estate Corp."), Tulakes Real Estate Investments, Inc., a Colorado corporation ("Tulakes"), and the securityholders of Tulakes, both of whom are principal securityholders of Ion Tech (the "Tulakes Merger Agreement"). Pursuant to the Tulakes Merger Agreement, Real Estate Corp. merged with and into Tulakes. In consideration, the stockholders of Tulakes became entitled to receive an aggregate of 65,735 shares of common stock of the Company (the "Tulakes Merger Consideration") and the Company assumed approximately $800,000 of outstanding indebtedness of Tulakes. The amount of the Tulakes Merger Consideration was determined by dividing the aggregate value of the transaction, determined to be $2.8 million, by the average closing price of the Company's common stock for the 20 business days ending on the third business day prior to the signing of the Tulakes Merger Agreement. Tulakes owns the real property used in connection with the business of Ion Tech, including a building housing Ion Tech's corporate headquarters and manufacturing facility. Ion Tech intends to continue using such real property in connection with its business.

        The purchase prices for both transactions were determined by arms-length negotiations among the respective parties. The mergers are intended to be accounted for as pooling-of-interests.

        On October 14, 1999, the Company issued a press release announcing the execution of the Ion Tech Merger Agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)     Financial Statements of Businesses Acquired.

                To be filed by amendment on or before January 18, 2000.

        (b)     Pro Forma Financial Information.

                To be filed by amendment on or before January 18, 2000.



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                (c)  Exhibits.

     EXHIBIT
        NO.     DESCRIPTION OF DOCUMENT

        2.1 Agreement and Plan of Merger, dated as of October 14, 1999, among Veeco Instruments Inc., Veeco Acquisition Corp., Ion Tech, Inc. and certain securityholders of Ion Tech, Inc.

        2.2 Agreement and Plan of Merger, dated as of October 14, 1999, among Veeco Instruments Inc., Veeco Real Estate Corp., Tulakes Real Estate Investments, Inc. and the securityholders of Tulakes Real Estate Investments, Inc.

        99.1 Press Release, dated October 14, 1999, relating to the signing of the Agreement and Plan of Merger, dated as of October 14, 1999, among Veeco Instruments Inc., Veeco Acquisition Corp., Ion Tech, Inc. and certain securityholders of Ion Tech, Inc.










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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VEECO INSTRUMENTS INC.


Date: November 17, 1999                By: /s/ JOHN KIERNAN
                                           -------------------------------------
                                           John Kiernan
                                           Vice President - Corporate Controller




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                                  EXHIBIT INDEX


EXHIBIT                                                            SEQUENTIALLY
NUMBER                      DESCRIPTION OF DOCUMENT                NUMBERED PAGE
------                      -----------------------                -------------

   2.1     Agreement and Plan of Merger, dated as of October 14,
           1999, among Veeco Instruments Inc., Veeco Acquisition
           Corp., Ion Tech, Inc. and certain securityholders of Ion
           Tech, Inc.

   2.2 Agreement and Plan of Merger, dated as of October 14, 1999, among Veeco Instruments Inc., Veeco Real Estate Corp., Tulakes Real Estate Investments, Inc. and the securityholders of Tulakes Real Estate Investments, Inc.

   99.1 Press Release, dated October 14, 1999, relating to the signing of the Agreement and Plan of Merger, dated as of October 14, 1999, among Veeco Instruments Inc., Veeco
           Acquisition Corp., Ion Tech, Inc. and certain securityholders of Ion Tech, Inc.




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